Zoo Entertainment Reports First Quarter 2011 Results

Cincinnati, OH – May 16, 2011 – Zoo Entertainment, Inc. (NASDAQ:ZOOG), a leading developer, publisher and distributor of interactive entertainment software, reported financial results for the first quarter ended March 31, 2011.

First Quarter 2011 Operational Highlights

•	Released Mayhem 3D racing game for Xbox® 360 and PlayStation®3 system

•	Partnered with rock band, Hawthorne Heights, to develop exclusive content for indiePub’s upcoming action-packed, arcade racing title, Fireburst

•	Slated launches of Fireburst, Wanted Corp. and Storm for summer 2011

•	Slated mobile releases of Fractal, Kona’s Crate and Totem Destroyer Deluxe under Zoo’s indiePub label for summer 2011

First Quarter 2011 Financial Results
Revenues for the first quarter 2011 decreased 77% to $3.8 million from $16.7 million in the first quarter 2010. The decrease in revenue was due to a shift in the business model to digital, as well as the general industry decline in the console market versus the first quarter of 2010.

Zoo’s top ten titles accounted for approximately 73% of total revenues. While 65% of Zoo’s sales during the first quarter 2011 were for product on the Nintendo Wii platform, the remaining 35% was split between Nintendo DS, Sony PS3 and Microsoft Xbox 360 games.

Gross margins were negative 24% of revenue compared to a positive 22% in the first quarter 2010. The first quarter 2011 sales were primarily catalogue product sold at a price slightly above the current value of the inventory, therefore generating minimal gross profit. The gross margin was further adversely impacted by the accelerated amortization of approximately $1.1 million of product development costs and approximately $100,000 of royalty expense as a result of a change in estimated unit sales for certain catalogue product, as well as an additional $200,000 inventory reserve recorded in the 2011 period.

General and administrative expenses were $2.2 million or 58% of revenue, as compared to $1.6 million or 10% of revenue in the first quarter 2010. General and administrative expenses included a non-cash stock-based compensation charge of $106,000 compared to $246,000 in the first quarter 2010. Selling and marketing expense was approximately $1.0 million or 28% of revenue, as compared to $1.1 million or 7% of revenue in the first quarter 2010.

Total operating expenses were $4.2 million or 110% of revenue, as compared to $3.2 million or 19% of revenue in the first quarter of 2010. Total operating expenses in the first quarter 2011 included $461,000 of costs for products discontinued before the video games were completed.

Loss from operations was $5.1 million, as compared to income from operations of $507,000 in the first quarter 2010.

Net loss was $5.6 million or $(0.92) per basic and diluted share, as compared to net income of $21,000 or $0.02 per basic and $0.01 per diluted share in the first quarter 2010.

Adjusted EBITDA was a loss of $4.5 million compared to adjusted EBITDA of $1.3 million in the first quarter 2010 (see definition and important discussion of this non-GAAP financial measure, below).

At March 31, 2011, the company’s net working capital position was $763,000, as compared to $5.7 million at December 31, 2010. At March 31, 2011, the amount outstanding on the company’s working capital facilities was $1.6 million.

Management Commentary
“As we expected, our first quarter results continued to reflect the challenging console environment as well as our shift toward digital,” said Mark Seremet, CEO of Zoo Entertainment. “The majority of our revenues in Q1 were comprised of boxed games on the declining Wii and DS console platforms.

“We are taking the necessary actions to strengthen our balance sheet and remove ourselves from the declining box retail space, including selling inventory, evaluating a number of master distributor opportunities and assessing selling our front line titles to another publisher to focus our resources entirely on our digital business, indiePub.

“The overall growth trends within the gaming industry remain strong and we see content becoming more innovative, less costly to produce, and the digital distribution channels expanding. indiePub continues to progress well and we expect the momentum to build throughout the year and into 2012 and beyond. We intend to release our first mobile games next quarter, as well as more than 30 digital SKUs during the remainder of the year, across all digital platforms, including Facebook, iOS, and Android, with exciting games like Storm and Fireburst. We also plan to go beta on our indiePub shop model next quarter.

“By leveraging our innovative approach to content generation through indiePub, we expect to effectively extend beyond the declining Wii and DS casual console gaming segments to the rapidly growing digital and mobile landscapes. We expect our indiePub operations to begin contributing revenue in Q2 2011, and make a strong contribution to revenue and profitability in 2011 and beyond.”

Conference Call
The company will host a conference call to discuss its first quarter 2011 financial results today (Monday, May 16, 2011) at 4:30 p.m. Eastern time.

Zoo Entertainment’s CEO, Mark Seremet, and CFO, David Fremed, will host the presentation, followed by a question and answer period.

Date: Monday, May 16, 2011
Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Dial-In Number: 1-877-941-4776
International: 1-480-629-9714
Conference ID#:4441289

The conference call will be broadcast live and available for replay here and on the company's website at www.zoogamesinc.com.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day and until June 16, 2011:

Toll-free replay number: 1-877-870-5176
International replay number: 1-858-384-5517
Replay pin number: 4441289

About Zoo Entertainment
Zoo Entertainment (NASDAQ: ZOOG) is a developer, publisher and distributor of interactive entertainment software targeted to family-oriented mass market consumers. With a strong network of leading national mass market retailers, its casual and value-focused titles span categories including sports, family, racing, game show, strategy, action-adventure and more. Zoo Entertainment software is developed for all major consoles, handheld gaming devices, PCs, and mobile devices as well online and download game services.

Zoo’s innovative content creation site, indiePub (www.indiepub.com), was designed to capitalize on opportunities in the emerging and high growth digital entertainment space. The site fosters the independent gaming community by playing host to independent game developers and players and providing developers with the resources they need to collaborate and create great games. A destination site for gaming enthusiasts and consumers, indiePub takes an active role in helping independent developers create innovative entertainment software. For more information, visit www.zoogamesinc.com.

Non-GAAP Financial Measures
In compliance with Regulation G, promulgated pursuant to the Sarbanes Oxley Act, Zoo Entertainment, Inc. has attached to this press release and will post to its investor relations website (www.zoogamesinc.com) any reconciliation of differences between GAAP and non-GAAP financial information that may be required in connection with issuing its third quarter financial results.

As is common in the industry, the Company uses EBITDA, and Adjusted EBITDA as measures of performance to demonstrate earnings exclusive of interest and non-cash events. The Company in its management of its business affairs and analysis of its monthly, quarterly and annual performance makes decisions based on cash flows. The Company, in managing its current and future affairs, cannot affect the amortization of intangible assets to any material degree, and therefore uses EBITDA and Adjusted EBITDA as its primary management guide. Investors are cautioned that EBITDA and Adjusted EBITDA are not a measure of liquidity or of financial performance under Generally Accepted Accounting Principles in the United States (GAAP). The Adjusted EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. EBITDA and Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income, net loss or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading “Unaudited Reconciliations of GAAP to Non-GAAP Measures” following the Unaudited Condensed Consolidated Statements of Operations included in this press release.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Zoo Entertainment, Inc. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Zoo Entertainment, Inc.’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: general economic conditions; geopolitical events and regulatory changes; requirements or changes adversely affecting the businesses in which Zoo Entertainment is engaged; demand for the products and services that Zoo Entertainment provides, as well as other relevant risks detailed in Zoo Entertainment, Inc.’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Zoo Entertainment, Inc. assumes no obligation to update the information contained in this press release.

Company Contact
Kate Stump, Controller
Zoo Entertainment, Inc.
Tel 513-824-8297
kstump@zoogamesinc.com

Investor Relations Contact
Scott Liolios or Matt Glover
Liolios Group, Inc.
Tel 949-574-3860
info@liolios.com

ZOO ENTERTAINMENT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	MARCH 31, 2011	DECEMBER 31, 2010
	(Unaudited)
ASSETS
Current assets:
Cash	$441	$379
Accounts receivable and due from factor, net of allowances of
$1,995 and $8,131 at March 31, 2011 and December 31, 2010, respectively	2,169	13,736
Inventory, net	7,229	7,368
Prepaid expenses and other current assets	609	820
Product development costs, net	5,125	5,319
Deferred tax assets	220	153
Total current assets	15,793	27,775

Fixed assets, net	243	264
Intangible assets, net	3,481	3,900
Other non-current assets	9	9
Total assets	$19,526	$31,948

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,180	$4,806
Financing arrangements	1,615	9,606
Accrued expenses and other current liabilities	8,075	7,457
Notes payable, current portion	160	160
Total current liabilities	15,030	22,029

Notes payable, non-current portion	30	60
Deferred tax liabilities	220	153
Total liabilities	15,280	22,242

Commitments and Contingencies

Stockholders’ Equity:
Common stock, $.001 par value, 3,500,000,000 shares authorized:
6,243,699 shares issued and 6,230,696 shares outstanding at March 31, 2011
and December 31, 2010	6	6
Additional paid-in capital	73,442	73,336
Accumulated deficit	(64,733)	(59,167)
Treasury stock, at cost, 13,003 shares at March 31, 2011 and December 31, 2010	(4,469)	(4,469)
Total stockholders’ equity	4,246	9,706

Total liabilities and stockholders' equity	$19,526	$31,948

ZOO ENTERTAINMENT, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	THREE MONTHS ENDED MARCH 31,
	2011	2010
Revenue	$3,781	$16,662

Cost of goods sold	4,691	12,930
Gross (loss) profit	(910)	3,732

Operating expenses:

General and administrative	2,199	1,605
Selling and marketing	1,045	1,116
Research and development	461	–
Depreciation and amortization	453	504

Total operating expenses	4,158	3,225

(Loss) income from operations	(5,068)	507

Interest expense, net	(498)	(477)

(Loss) income before income taxes	(5,566)	30

Income tax expense	–	(9)

Net (loss) income	$(5,566)	$21

(Loss) income per common share – basic and diluted:

Net (loss) income per common share - basic	$(0.92)	$0.02

Net (loss) income per common share - diluted	$(0.92)	$0.01

Weighted average common shares outstanding – basic	6,067,488	1,098,947

Weighted average common shares outstanding – diluted	6,067,488	2,873,225

Zoo Entertainment, Inc. and Subsidiaries
Unaudited Reconciliations of GAAP to Non-GAAP Measures
For the Three Months Ended March 31, 2011 and 2010
(in thousands)

Reconciliation of (Loss) income from operations (GAAP) to Adjusted EBITDA (Non-GAAP)

	Three Months Ended March 31,
	2011	2010

(Loss) income from operations	$(5,068)	$507
Depreciation and amortization	453	504

EBITDA	(4,615)	1,011

Stock-based compensation	106	246

Adjusted EBITDA excluding stock-based compensation	$(4,509)	$1,257